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                                                                   Exhibit 10.16


                                                                       EXECUTION


     This Consent Agreement (this "Agreement"), dated as of April 15, 1997, is by and among DSA-LSPL, INC. ("DSA-LSPL"), DSA-LSAM, INC. ("DSA-LSAM"; and together with DSA-LSPL, the "Dai-Ichi Entities"), DEL-LPL Limited Partnership ("DEL-LPL"), DEL-LPAML Limited Partnership ("DEL-LPAML"; and together with DEL-LPL the "DEL Partnerships"), DEL/LaSalle Finance Company, L.L.C. ("DEL Finance"; and together with the DEL Partnerships, the "DEL Parties"), LaSalle Partners Limited Partnership ("LPL") and LaSalle Partners Management Limited Partnership ("LPML"; and together with LPL, the "Lower Tier Partnerships").

                                   RECITALS

      WHEREAS, the DEL Parties propose to reorganize the Lower Tier Partnerships by (i) organizing a corporation under the laws of the State of Maryland to be names LaSalle Partners Incorporated ("LPI"), (ii) requiring each partner of the Lower Tier Partnerships to contribute all of its respective partnership interests in the Lower Tier Partnerships into LPI in exchange for shares of LPI's capital stock, and (iii) transferring all of the businesses of the Lower Tier Partnerships and their respective subsidiaries through mergers, transfers of ownership interests and transfers of assets and liabilities, all as more fully set forth in a Plan of Reorganization (collectively, the "Reorganization");

     WHEREAS, prior to the Reorganization, the DEL Partnerships propose to enter into a transaction (the "Galbreath Transaction") concerning The Galbreath Company and Galbreath Company of California, Inc. (the "Galbreath Companies") pursuant to the terms of a Letter of Intent dated March 24, 1997 entered into by LPL (on its behalf and on behalf of its affiliates) and Lizanne Galbreath (on her own behalf and on behalf of the other shareholders of the Galbreath Companies);

      WHEREAS, pursuant to Section 4.1(e) of the Amended and Restated Agreement of Limited Partnership of LPL dated as of November 30, 1994 (the "LPL Partnership Agreement") and Section 4.1(e) of the Amended and Restated Agreement of Limited Partnership of LPML dated as of November 30, 1994 (the "LPML Partnership Agreement"; and together with LPL Partnership Agreement, the "Lower Tier Partnership Agreements"), the DEL Partnerships have a right to purchase up to 492,291 partnership units of the Lower Tier Partnerships at prices set forth therein, which prices are below the estimated current market value of such partnership units (such rights, the "DEL Purchase Rights");

     WHEREAS, in connection with the Reorganization, the DEL Partnerships seek to receive certain shares (the "DEL Exchange Shares") of LPI common stock (the "Common Stock") in exchange for the termination of the DEL Purchase Rights (such exchange, the "Exchange");

     WHEREAS, the DEL Parties and the Galbreath Companies have agreed that the value of the Galbreath Companies is equal to a percentage amount (the "Galbreath Companies Percentage Value") up to 18% of the fully diluted value of the Lower Tier Partnerships and the Galbreath Companies combined;

     WHEREAS, the DEL Parties and the Galbreath Companies have agreed that, in the event the Galbreath Transaction has been consummated, upon the issuance of the DEL Exchange Shares to the DEL Parties, in order to avoid dilution to the interest in the Lower Tier Partnerships held by the Galbreath Companies, LPI shall issue additional shares in connection with the Galbreath Transaction (the "Addition Galbreath Shares") equal to the Galbreath Companies Percentage Value multiplied by the sum of (x) the number of DEL Exchange Shares and (y) the number of the Additional Galbreath Shares (such issuance, the "Additional Galbreath Issuance");

     WHEREAS, the DEL Parties propose to consummate an underwritten initial public offering of certain shares of common stock of LPI immediately after the Reorganization (the "IPO") and propose to use Morgan Stanley & Co. and William Blair & Company as underwriters in connection with the IPO (the "Underwriters");

     WHEREAS, the DEL Parties have requested the consent of the Dai-Ichi Entities to the proposed Reorganization, Exchange, Additional Galbreath Issuance and IPO; and

     WHEREAS, the Dai-Ichi Entities are willing to provide such consent subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual provisions and covenants hereinafter contained and for other good and valuable consideration, the parties hereto agree as follows:

     1. Consent. Each of the Dai-Ichi Entities hereby consents to the Reorganization, Exchange, Additional Galbreath Issuance and IPO, subject to the terms and conditions provided herein.

     2. Plan of Reorganization. The Plan of Reorganization and other documents relating to the reorganization (the "Reorganization Documents") shall provide that the Dai-Ichi Entities shall receive (x) not less than 20.03% (in the event the Galbreath Transaction has been consummated) and (y) not less than 24.43% (in the event the Galbreath Transaction has not been consummated) of the aggregate number of shares of Common Stock outstanding after the Reorganization (in each case, not taking into account the Exchange, the Additional Galbreath Issuance or the IPO). The Reorganization Documents shall otherwise be in form and substance reasonably satisfactory to the Dai-Ichi Entities.


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     3.  Capital Account Adjustment. Prior to the Reorganization, the
correlation between the Capital Account (as such term is used in the Lower Tier Partnership Agreements) and the percentage of shares of Common Stock the Dai-Ichi Entities shall receive in connection with the Reorganization shall be satisfactory to the Dai-Ichi Entities.

     4. Exchange. The number of DEL Exchange Shares issued pursuant to the Exchange shall not exceed the number determined in accordance with the formula set forth in Attachment I hereto.

     5. Organizational Documents of LPI. The Certificate of Incorporation and the By-Laws of LPI shall be in form and substance reasonably satisfactory to the Dai-Ichi Entities.

     6. Effectiveness of Reorganization, Etc. The Reorganization shall become effective only after the Underwriters have agreed to purchase Common Stock in connection with the IPO in accordance with the terms and conditions set forth herein. The Reorganization shall not cause any adverse tax or other adverse consequences (except as otherwise expressly consented to hereunder) to either of the Dai-Ichi entities or any of its affiliates.

     7. IPO Terms. The IPO shall be completed on or prior to November 15, 1997, shall result in the listing of the Common Stock on The New York Stock Exchange and shall raise net proceeds in an amount not less than the aggregate outstanding principal and interest on the Second Amended and Restated Class A Subordinated Promissory Notes and the Amended and Restated Class B Subordinated Promissory Notes each dated August 27, 1996 and issued by LPL and LPML to DSA-LSPL and DSA-LSAM, respectively (the "Class A Notes" and the "Class B Notes" respectively; collectively, the "Notes"). The net proceeds from the IPO shall first be applied toward repayment of the outstanding principal and interest on the Notes. The public offering price per share of Common Stock shall not be less than a price equivalent to a per unit value of the partnership units of the combined Lower Tier Partnerships of (x) $82.61 (in the event the Galbreath Transaction has been consummated) and (y) $81.78 (in the event the Galbreath Transaction has not been consummated). Upon completion of the IPO, the Dai-Ichi Entities shall hold in the aggregate (x) no less than 13.30% (in the event the Galbreath Transaction has been consummated) and (y) no less than 15.15% (in the event the Galbreath Transaction has not been consummated) of the outstanding number of shares of Common Stock. No shareholder of LPI may participate in any secondary offering of its shares of Common Stock in connection with the IPO, except that DEL Finance may, pursuant to any exercise of each Underwriter's "greenshoe" option, if any, sell to the Underwriters additional shares of Common Stock held by DEL Finance in an amount not exceeding 15% of the number of shares issued by LPI pursuant to the IPO. All net proceeds of any such secondary offering of Common Stock by DEL Finance shall be applied toward repayment of indebtedness owed by DEL Finance to Dresdner Bank AG. The only class of shares that LPI may issue pursuant to the Reorganization or the IPO shall be the Common Stock.

                                       3
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     8.   Registration Rights. Prior to the Reorganization, the Dai-Ichi
Entities and LPI shall have entered into an agreement (the "Registration Rights Agreement") reasonably satisfactory to such parties which agreement shall include customary terms and conditions and provide that upon completion of the IPO, the Dai-Ichi Entities shall have the following rights with respect to the Common Stock held by them:

          (i) Demand: two demand registration rights exercisable at any time after eighteen months from the date of the IPO, at the cost of LPI, with priority over holders of piggyback registration rights;

          (ii) Piggyback: unlimited piggyback registration rights providing for LPI to use its best efforts to include shares of Common Stock held by the Dai-Ichi Entities in any registration of Common Stock after the IPO, pro rata with all stockholders exercising piggyback registration rights; and

          (iii) Rule 144 Rights: rights to sell Common Stock pursuant to Rule 144 under the Securities Act of 1933, as amended, subject to contractual lock-up agreements applicable to the Dai-Ichi Entities and the DEL Parties.

     9. Transfers. Except as may be consented to by the parties hereto or as may be required by law or pursuant to a contractual lock-up agreement applicable to the Dai-Ichi Entities and the DEL Parties (which agreement shall not provide any restriction after six months from the completion of the IPO as required by the Underwriters and LPI), there shall be no restriction on the ability of the Dai-Ichi Entities to transfer their shares of Common Stock. Notwithstanding the foregoing there shall be no restriction on the right of the Dai-Ichi Entities to transfer all or a portion of the Common Stock held by them to Dai-Ichi Life (U.S.A.), Inc. or any one or more of its direct or indirect wholly owned subsidiaries.

     10. Periodic Meetings. Prior to the Reorganization, LPI and the Dai-Ichi Entities shall have entered into an agreement reasonably satisfactory to such parties pursuant to which the Dai-Ichi Entities and its advisors shall be provided an opportunity to hold periodic meetings with such offers of LPI as the Dai-Ichi Entities shall request for the purpose of discussing matters relating to the operation and financial condition of LPI.

     11. Trainees. Prior to the Reorganization, LPI and the Dai-Ichi Entities shall have entered into an agreement reasonably satisfactory to such parties providing employees of The Dai-Ichi Mutual Life Insurance Company and/or its affiliates with the right to place employee-trainees at LPI in accordance with the terms of Article VIII of the Lower Tier Partnership Agreements.

     12. Assignment by Dai-Ichi Entities. Each of the Dai-Ichi Entities may assign its rights hereunder to any of its affiliates. Each of the DEL Parties may assign its

                                       4                              EXECUTION
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rights hereunder to any of its affiliates, provided that neither DEL Party may delegate any of its obligations hereunder without the express written consent of the Dai-Ichi Entities. Neither Lower Tier Partnership may assign its rights or obligations hereunder without the express written consent of the Dai-Ichi Entities.

     13. Law to Govern: Other Provisions. This Agreement shall be governed and construed in accordance with the internal laws of the State of Illinois. No failure or delay by any party or any of its representatives in exercising any right, power or privilege shall operate as a waiver thereof nor shall any single or partial exercise preclude any other or further exercise of any right, power or privilege. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                              *  *  *  *  *  *  *



                                       5                              EXECUTION

                                          DEL-LPL LIMITED PARTNERSHIP


                                          By:  /s/ Robert C. Spoerri
                                              ------------------------


                                          DEL-LPAML LIMITED PARTNERSHIP


                                          By:
                                              ------------------------


                                          DSA-LSPL, INC.


                                          By:
                                              ------------------------
                                              Name:
                                              Title:



                                          DSA-LSAM, INC.


                                          By:
                                              ------------------------
                                              Name:
                                              Title:


                                          LASALLE PARTNERS LIMITED
                                          PARTNERSHIP
                                          By:  DEL-LPL LIMITED PARTNERSHIP,
                                               Its General Partner

                                          By: /s/ Robert C. Spoerri
                                              ------------------------


                                          LASALLE PARTNERS MANAGEMENT
                                          LIMITED PARTNERSHIP
                                          By:  DEL-LPAML LIMITED PARTNERSHIP,
                                               Its General Partner

                                          By:
                                              ------------------------




                                      S-1                              EXECUTION